UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2014

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

110 West 40th Street, Suite 2100, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 221-7105

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously reported, on July 11, 2014, in connection with its pending bankruptcy proceeding, Crumbs Bake Shops, Inc. (the “Company”) entered into an Asset Purchase Agreement with Lemonis Fischer Acquisition Company LLC, (“Lemonis Fischer Acquisition”) for the sale of substantially all of the assets of the Company (other than certain excluded assets including cash and cash equivalents). Pursuant to the terms and conditions of the Asset Purchase Agreement, on August 29, 2014, the Company completed the sale of the Company’s assets for a credit bid of approximately $7,140,000 and the assumption of various liabilities.

The are no cash proceeds and the credit bid resulted in the repayment of all indebtedness to Lemonis Fischer Acquisition, which held a first priority security interest in the assets of the Company. The Company’s remaining assets will be liquidated and the proceeds thereof will be utilized to pay unsecured liabilities in accordance with applicable law and certain advisors’ fees and expenses. The Company does not expect that there will be any proceeds available for distribution to shareholders of the Company.

This report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers of this report should be aware of the speculative nature of forward-looking statements. Statements that are not historical in nature, including those that include the words “anticipate”, “estimate”, “plan”, “project”, “continuing”, “ongoing”, “target”, “aim”, “expect”, “believe”, “intend”, “may”, “will”, “should”, “could”, or the negative of those words and other comparable words, and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Such statements include, among others, those concerning assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company and reflect the Company’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that the conditions to the closing under the APA will not be satisfied or waived by the parties; the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management’s plans and assumptions will not be realized; the risks associated with the Company’s obligations to comply with applicable laws and government regulations; and general economic conditions. These and other risks are discussed in detail in the periodic reports that the Company files with the SEC, and investors are urged to review those periodic reports and the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. The Company assumes no obligation to update its forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUMBS BAKE SHOP, INC.

Dated: September 4, 2014	By:	/s/ John D. Ireland
John D. Ireland
Chief Financial Officer